UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2023

NETSCOUT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road
Westford, Massachusetts	01886
(Address of principal executive offices)	(Zip Code)

(978) 614-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NTCT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2023, NetScout Systems, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “2023 Annual Meeting”). At the 2023 Annual Meeting, the Company’s stockholders approved an amendment to the Company’s 2019 Equity Incentive Plan (the “Amended 2019 Plan”) to, among other things, increase the aggregate number of shares of the Company’s common stock authorized for issuance thereunder by 5,900,000 shares and approve changes to the fungible share counting structure. The Company’s board of directors (the “Board”) previously approved the Amended 2019 Plan, subject to stockholder approval, on July 19, 2023. The Amended 2019 Plan became effective immediately upon stockholder approval at the 2023 Annual Meeting.

A more detailed summary of the material features of the Amended 2019 Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting filed with the Securities and Exchange Commission on July 27, 2023 (the “Proxy Statement”) under the caption “Proposal 2: Approval of the NetScout Systems, Inc. 2019 Equity Incentive Plan, As Amended.” That detailed summary and the foregoing description of the Amended 2019 Plan are qualified in their entirety by reference to the full text of the Amended 2019 Plan, which is filed as Appendix B to the Proxy Statement.

Effective upon the conclusion of the 2023 Annual Meeting, the size of the Board was decreased from eleven to ten directors. The Board previously approved such decrease on July 19, 2023.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A summary of the matters voted upon by stockholders at the 2023 Annual Meeting is set forth below. As of July 17, 2023, the record date for the 2023 Annual Meeting, 72,146,906 shares of the Company’s common stock were issued and outstanding.

1.

The Company’s stockholders elected each of Joseph G. Hadzima, Jr., Christopher Perretta, and Michael Szabados as Class III directors of the Company with each director to serve a three-year term until the Company’s 2026 annual meeting of stockholders. The voting results were as follows:

	For	Withheld	Broker Non-Votes
Joseph G. Hadzima, Jr.	55,551,604	9,920,060	3,764,751
Christopher Perretta	64,435,661	1,036,003	3,764,751
Michael Szabados	62,031,642	3,440,022	3,764,751

2.	The Company’s stockholders approved the Amended 2019 Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
43,782,052	21,657,657	31,955	3,764,751

3.

The Company’s stockholders approved, on an advisory basis, holding future stockholder advisory votes on the compensation of the Company’s named executive officers every “one year.” The voting results were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
59,754,197	9,092	5,667,057	41,318	3,764,751

In light of the vote of the stockholders on this proposal and consistent with the recommendation of the Board, the Company will include a non-binding stockholder advisory vote to approve the compensation of its named executive officers in its proxy materials every year. The Company will hold such annual advisory votes until the next required vote on the frequency of stockholder votes on named executive officer compensation. It is expected that the next advisory vote on how frequently the Company should include a “say-on-pay” vote will occur at the Company’s 2029 annual meeting of stockholders.

4.	The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
58,063,497	7,349,858	58,309	3,764,751

5.

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
64,591,123	4,590,614	54,678	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

By:	/s/ Jean Bua
Jean Bua
Executive Vice President and Chief Financial Officer

Date: September 15, 2023